Exhibit 99.1

TOYS “R” US LIMITED: ACCOUNTS

PROFIT AND LOSS ACCOUNT

For the 52 weeks ended 2 February 2002

	Notes	2002 (52 weeks) £`000	2001 (53 weeks) £`000
TURNOVER	2	488,304	430,622
Cost of sales		348,277	302,842

Gross profit		140,027	127,780
Other operating expenses	3	116,468	114,537

OPERATING PROFIT		23,559	13,243
Profit on disposal of property interests		899	—
Other income	4	1,447	1,712
Interest payable	5	(10,365)	(9,735)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION	6	15,540	5,220
Taxation charge	7	5,650	2,204

PROFIT FOR THE FINANCIAL PERIOD		9,890	3,016
Dividends - ordinary dividends paid on equity shares		—	—

PROFIT RETAINED FOR THE FINANCIAL PERIOD	17	9,890	3,016

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

There are no recognised gains or losses other than the profit of £9,890,000 in the 52 week period ended 2 February 2002 (£3,016,000 in the 53 week period ended 3 February 2001).

BALANCE SHEET

At 2 February 2002

	Notes	2002 £’000	2001 £’000
FIXED ASSETS
Tangible assets	10	207,965	64,423

CURRENT ASSETS
Stock	11	40,459	41,647
Debtors	12	47,596	25,499
Cash at bank and in hand		45,959	46,668

		134,014	113,814
CREDITORS: amounts falling due within one year	13	(252,373)	(98,745)

NET CURRENT ASSETS/(LIABILITIES)		(118,359)	15,069

TOTAL ASSETS LESS CURRENT LIABILITIES		89,606	79,492
CREDITORS: amounts falling due after more than one year	14	(55,000)	(62,188)
PROVISION FOR LIABILITIES AND CHARGES	15	(14,681)	(7,269)

TOTAL ASSETS LESS LIABILITIES		19,925	10,035

CAPITAL AND RESERVES
Called up share capital	16	100	100
Profit and loss account	17	19,825	9,935

EQUITY SHAREHOLDERS’ FUNDS		19,925	10,035

Approved by the Board on 5/8/02

Directors

NOTES TO THE ACCOUNTS

At 2 February 2002

1.	ACCOUNTING POLICIES

Accounting convention

The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

The transitional disclosure information required by FRS17 “Retirement Benefits” (see note 21) and FRS19 “Deferred Taxation” have been adopted for the first time by the company in these accounts. There is no material effect of the change in accounting policy for deferred taxation on the results and net assets on the current and prior financial periods.

The company has taken advantage of the exemption offered under FRS I (Revised) in not preparing a cash flow statement, being a wholly owned subsidiary of a company preparing published group accounts including a cash flow statement.

The company has also taken advantage of the exemption in FRS8 from disclosing transactions with related parties that are part of the Toys ‘R’ Us Inc. group.

Depreciation

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value of each asset, evenly over its expected useful life as follows:

Long leasehold land	over the period of the relevant lease
Freehold and long leasehold buildings	50 years
Leasehold improvements	25 years
Fixtures, fittings and equipment and trailers	15 years
Point of sale equipment	8 years
Computers, shopping trolleys and pallets	5 years
Material handling equipment	20 years

The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Stocks

Retail stocks are valued at the lower of cost and net realisable value. Cost is computed by deducting the normal gross profit margin from the selling value of stock.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

Deferred taxation

Deferred taxation is provided on all timing differences, arising from the different treatment for accounts and taxation purposes of transactions and events recognised in the accounts of the current and previous years, with the following exceptions:

•	No provision is made for taxation on gains on disposal of fixed assets that have been rolled over into replacement assets or where, on the basis of all available evidence at the balance sheet date, it is more likely than not that the tangible gain will be rolled over into replacement assets and charged to tax only where the replacement assets are sold.

•	Deferred taxation assets are recognised only to the extent that it is more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted.

Deferred taxation is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which the timing differences reverse, based on tax rates and laws enacted at the balance sheet date.

Leases

Rentals paid under operating leases are charged to income on a straight line basis over the term of the lease.

Pension costs

Pension costs continue to be recognised under SSAP 24 on a systematic basis so that the costs of providing retirement benefits to employees are evenly matched, so far as possible, to the service lives of the employees concerned. Any excess or deficiency of the actuarial value of assets over the actuarial value of liabilities of the pension scheme is allocated over the average remaining service lives of current employees.

Provisions for liabilities and charges

Onerous contract costs represent amounts for properties which are surplus to the company’s trading requirements. Provisions are charged to operating profits, and recorded within provisions for liabilities and charges, when properties become surplus to normal requirements. The provision charged represents the best estimate of unavoidable future costs. These provisions are reviewed annually.

2.	TURNOVER

Turnover comprises the value of goods sold to customers in the United Kingdom, exclusive of VAT. All turnover relates to continuing retail activities.

3.	OTHER OPERATING EXPENSES

	2002 (52 weeks) £`000	2001 (53 weeks) £`000
Retail and distribution costs	100,600	101,085
Administrative expenses	15,868	13,452

	116,468	114,537

NOTES TO THE ACCOUNTS

At 2 February 2002

4.	OTHER INCOME

	2002 (52 weeks) £’000	2001 (53 weeks) £’000
Bank interest	642	896
Interest receivable on intercompany loan	805	816

	1,447	1,712

5.	INTEREST PAYABLE

	2002 (52 weeks) £’000	2001 (53 weeks) £’000
Bank loans and overdrafts	131	8
Interest payable on group loans	10,234	9,727

	10,365	9,735

6.	PROFIT ON ORDINARY ACTIVITIES

	2002 (52 weeks) £’000	2001 (53 weeks) £’000
Profit for the period is stated after charging:
Leasehold property rents - external	16,890	15,741
- fellow subsidiary	2,891	11,673
Depreciation of tangible fixed assets	7,843	5,163
Hire of assets under operating leases	1,354	1,484
Auditors’ remuneration - audit services	60	55
- non audit services	38	51
Royalty payments	14,638	12,898

7.	TAXATION

Tax on profit on ordinary activities

	2002 (52 weeks) £’000	2001 (52 weeks) £’000
Current tax:
UK corporation tax on profits for the period	3,953	7
Group relief payable	643	1,025
Adjustments in respect of previous periods	(8)	(1)

	4,588	1,031
Deferred Tax:
Originating and reversal of timing differences	1,062	1,173

	1,062	1,173

	5,650	2,204

7.	TAXATION (CONTINUED)

	2002 (52 weeks) £’000	2001 (53 weeks) £’000
Factors affecting the tax charge for the period
Profit on ordinary activities before tax	15,540	5,220

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 30 per cent. (2001:30 per cent.)	4,662	1,566
Effect of:
Disallowed expenses and non taxable income	37	52
Capital allowances in excess of depreciation	(1,097)	(1,168)
Depreciation on non-qualifying assets	1,224	593
Other short-term timing differences	40	(11)
Adjustments in respect of previous periods	(8)	(1)
Rollover relief on property disposal profits	(270)	—

Current tax charge for the period	4,588	1,031

8.	EMOLUMENTS OF DIRECTORS

	2002 (52 weeks) £’000	2001 (53 weeks) £’000
Emoluments (excluding pension contributions)	1,428	1,283

Company contributions paid to money purchase pension schemes	91	86

	Number	Number
Members of money purchase pension schemes	3	3

The amounts in respect of the highest paid director are as follows:

	2002 (52 weeks) £’000	2001 (53 weeks) £’000
Emoluments (excluding pension contributions)	702	674

Company contributions paid to money purchase pension schemes	42	40

9.	STAFF NUMBERS AND COSTS

The average monthly number of persons employed by the company during the period, including directors, was:

	Number of employees
	2002	2001
Retail and distribution	4,352	4,287
Administration	296	265

	4,648	4,552

  Staff costs (for the above persons)

	2002 (52 weeks) £’000	2001 (53 weeks) £’000
Wages and salaries	40,611	36,812
Social security costs	3,163	2,654
Other pension costs	943	702

	44,717	40,168

10.	TANGIBLE FIXED ASSETS

	Freehold land and buildings £’000	Long leasehold land and buildings £’000	Leasehold improvements £’000	Fixtures, fitting tools and equipment £’000	Total £’000
Cost:
At 3 February 2001	3,078	20,008	23,112	58,616	104,814
Additions	3,527	—	2,580	8,884	14,991
Disposals	(4,508)	—	—	(1,234)	(5,742)
Transfers from fellow subsidiary	135,092	19,507	—	2,490	157,089

At 2 February 2002	137,189	39,515	25,692	68,756	271,152

Depreciation:
At 3 February 2001	203	1,239	6,310	32,639	40,391
Charge for period	1,948	566	1,104	4,225	7,843
Disposals	(373)	—	—	(891)	(1,264)
Transfers from fellow subsidiary	14,042	1,966	—	209	16,217

At 2 February 2002	15,820	3,771	7,414	36,182	63,187

Net book amounts:
At 2 February 2002	121,369	35,744	18,278	32,574	207,965

At 3 February 2001	2,875	18,769	16,802	25,977	64,423

During the period, the company paid £140,872,000 to Toys ‘R’ Us Properties Limited, a fellow subsidiary undertaking, for the surrender of its long lease interests in a number of the company’s properties.

11.	STOCKS

	2002 £’000	2001 £’000
Goods for resale	40,459	41,647

There is no material difference between the value of stock included in the balance sheet and its replacement cost.

12.	DEBTORS

	2002 £’000	2001 £’000
Trade debtors	2,591	2,282
Amounts owed by group undertakings	38,651	15,172
Corporation Tax	49	364
Other debtors	178	346
Prepayments and accrued income	6,127	7,335

	47,596	25,499

13.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2002 £’000	2001 £’000
Trade creditors	50,150	55,754
Amounts owed to group undertakings	165,812	9,987
Other taxes and social security costs	626	652
VAT	20,599	19,084
Other creditors	4,324	5,303
Accruals	10,862	7,965

	252,373	98,745

14.	CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	2002 £’000	2001 £’000
Loans from parent undertaking	55,000	55,000
Loan from fellow group undertaking	—	7,188

	55,000	62,188

	2002 £’000	2001 £’000
The above loans are repayable as follows:
In 2012 (interest payable at 12.33 per cent.)	55,000	55,000
In 2002 (interest payable at 5.32 per cent.)	—	7,188

	55,000	62,188

15.	PROVISION FOR LIABILITIES AND CHARGES

	Deferred Tax £’000	Onerous contracts £’000	Total £’000
At 3 February 2001	3,342	3,927	7,269
Created in period	1,062	196	1,258
Used in period	—	(260)	(260)
Transfer from fellow subsidiary undertaking	6,414	—	6,414

At 2 February 2002	10,818	3,863	14,681

Onerous contracts:

The provision for onerous contracts represents the estimated future rental obligations, net of sub-rental income, on vacated leasehold property interests.

Deferred taxation:

The major components of deferred taxation, which represents the full potential liability at 30 per cent. (2001:30 per cent.), are as follows:

	2002 £’000	2001 £’000
Accelerated capital allowances	10,861	3,345
Short term timing differences	(43)	(3)

	10,818	3,342

16.	CALLED UP SHARE CAPITAL

	2002 £’000	2001 £’000
Authorised, allotted and fully paid 100,000 ordinary shares of £1 each	100	100

17.	RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

	Share capital £’000	Profit and loss account £’000	Total £’000
At 30 January 2000	100	6,919	7,019
Profit attributable to members of the company	—	3,016	3,016

At 3 February 2001	100	9,935	10,035
Profit attributable to members of the company	—	9,890	9,890

At 2 February 2002	100	19,825	19,925

18.	FINANCIAL COMMITMENTS

The annual commitments at the period end under non-cancellable operating leases were as follows:

	Land and buildings		Other
	2002 £’000	2001 £’000	2002 £’000	2001 £’000
Operating leases expiring:
Within one year	—	—	75	58
Within two to five years	—	—	949	973
Thereafter	18,443	25,978	—	—

	18,443	25,978	1,024	1,031

19.	CAPITAL COMMITMENTS

There were no contracted capital commitments at the balance sheet date (2001:£Nil).

20.	CONTINGENT LIABILITIES

The company had no contingent liabilities at the balance sheet date (2001:£Nil).

21.	PENSIONS

The company continues to account for pensions in accordance with SSAP 24 and the disclosures given in 21(a) below are those required by that standard. FRS 17 “Retirement Benefits” will not be mandatory for the company until the period ended 31 January 2004. Prior to this, phased transitional disclosures are required from 2 February 2002. These disclosures, to the extent not given in 21(a), are set out in 21(b) below.

(a)	UK Pension Schemes

The company operates a pension scheme for certain employees of its UK subsidiaries, providing benefits based on final pensionable pay. The assets of the scheme are held separately from those of the company, being invested in a pooled fund managed by independent investment managers and administered by independent trustees. Pension costs are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 1 April 2001, the results of which are as follows:

Main assumptions:
Rate of return on investments (per cent. per annum)	6.75
Rate of salary increases (per cent. per annum)	4.5
Rate of pension increases (per cent. per annum)	2.25
Market value of scheme’s assets (£’000)	7,215
Level of funding, being the actuarial value of assets expressed as a percentage of the benefits accrued to members, after allowing for future salary increases.	72.1%

The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions.

The company has increased its employer funding contribution rate from 8.5 per cent. to 9 per cent. of pensionable salaries as from 1 April 2002 (compared to a normal contribution rate of 6.6 per cent.), which is designed to eliminate the deficit in the scheme over the expected average remaining service lives of existing members.

The company also operates a defined contribution pension scheme for certain other employees. The assets of the scheme are held separately from those of the company in an independently administered fund.

Total pension costs for the period under SSAP 24 are disclosed in note 9 to the accounts.

There were no unpaid pension contributions outstanding at the year end (2001:£Nil).

(b)	FRS 17 “Retirement Benefits” Disclosures

The company’s contribution to the defined benefit scheme for the period ended 2 February 2002 amounted to £745,000. A full actuarial valuation was carried out as at 1 April 2001 and these valuation calculations have been updated to 2 February 2002 by a qualified independent actuary for FRS 17 disclosure purposes. The major assumptions used by the actuary to calculate scheme liabilities at 2 February 2002 under FRS 17 were (in normal terms):

Rate of increase in salaries	4.00%
Rate of increase of pensions in payment (1)	2.00%
Rate of increase of pensions in deferment (2)	2.00%
Discount rate	6.00%
Inflation assumption	2.00%

Notes:

(1)	Pension accrued prior to 6 April 1997 increases, when in payment, at 3.0 per cent. pa

(2)	Guaranteed Minimum Pensions increase in deferment in accordance with legislation

The assets in the scheme and the expected rate of return were:

	Long-term rate of return expected at 2 February 2002%	Value at 2 February 2002 £’000
Equities	7.00%	6,057
Bonds	5.50%	1,006
Property	7.00%	250
Cash	4.00%	362

Total market value of assets		7,675
Actuarial present value of liabilities		(10,844)

Deficit in the scheme		(3,169)
Related deferred tax asset		951

Net pension liability		(2,218)

2002 £’000
Net assets
Net assets excluding pension liability	19,925
Pension liability	(2,218)

Net assets including pension liability	17,707

Reserves
Profit and loss reserve excluding pension liability	19,825
Pension liability	(2,218)

Profit and loss reserve	17,607

22.	ULTIMATE PARENT UNDERTAKING

The company’s ultimate parent undertaking and controlling party is Toys ‘R’ Us Inc., a company incorporated in the United States of America. The largest group in which the results of the company are consolidated is that headed by Toys ‘R’ Us Inc. The consolidated accounts are available from Toys ‘R’ Is Inc., 225 Summit Avenue, Montvale, New Jersey 07645, USA. The smallest group in which the results of the company are consolidated is that headed by Toys ‘R’ Us Holdings PLC, a public limited company registered in England. Copies of those accounts are available from Toys ‘R’ Us Holdings PLC, Mitre House, 160 Aldersgate Street, London, EC1A 4DD.

Profit and Loss Account

for the 52 weeks ended 1 February 2003

	Notes	2003 (52 weeks) £’000	2002 (52 weeks) £’000
Turnover	2	535,796	488,304
Cost of sales		380,664	348,277

Gross profit		155,132	140,027
Other operating expenses	3	131,128	116,468

Operating profit	4	24,004	23,559
(Loss)/profit on disposal of property interests		(1,047)	899

		22,957	24,458
Other income	7	1,694	1,447
Interest payable	8	(13,671)	(10,365)

Profit on ordinary activities before taxation		10,980	15,540
Taxation charge	9	4,130	5,650

Profit for the financial period	17	6,850	9,890

Statement of Total Recognised Gains and Losses

There are no recognised gains or losses other than the profit of £6,850,000 in the 52 week period ended 1 February 2003 (£9,890,000 in the 52 week period ended 2 February 2002).

Balance Sheet

at 1 February 2003

	Notes	2003 £’000	2002 £’000
Fixed assets
Tangible assets	10	207,507	207,965
Current assets
Stock	11	46,218	40,459
Debtors	12	34,233	47,596
Cash at bank and in hand		76,897	45,959

		157,348	134,014
Creditors: amounts falling due within one year	13	(268,479)	(252,373)

Net current assets/(liabilities)		(111,131)	(118,359)

Total assets less current liabilities		96,376	89,606
Creditors: amounts falling due after more than one year	14	(55,000)	(55,000)
Provision for liabilities and charges	15	(14,601)	(14,681)

Total assets less liabilities		26,775	19,925

Capital and reserves
Called up share capital	16	100	100
Profit and loss account	17	26,675	19,825

Equity shareholders’ funds		26,775	19,925

Approved by the Board on 6/6/03

Directors

Notes to the Financial Statements

at 1 February 2003

1.	ACCOUNTING POLICIES

Accounting convention

The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

The transitional disclosure information required by FRS17 “Retirement Benefits” (see note 21) and FRS19 “Deferred Taxation” were adopted for the first time by the company in 2002. There was no material effect of the change in accounting policy for deferred taxation on the results and net assets on the current and prior financial periods.

The company has taken advantage of the exemption offered under FRS1 (Revised) in not preparing a cash flow statement, being a wholly owned subsidiary of a company preparing published group financial statements including a cash flow statement.

The company has also taken advantage of the exemption in FRS8 from disclosing transactions with related parties that are part of the Toys ‘R’ Us Inc. group.

Depreciation

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value of each asset, evenly over its expected useful life as follows:

Long leasehold land	over the period of the relevant lease
Freehold and long leasehold buildings	50 years
Leasehold improvements	25 years
Fixtures, fittings and equipment and trailers	15 years
Point of sale equipment	8 years
Computers, shopping trolleys and pallets	5 years
Material handling equipment	20 years

The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Stocks

Retail stocks are valued at the lower of cost and net realisable value. Cost is computed by deducting the normal gross profit margin from the selling value of stock.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

Deferred taxation

Deferred taxation is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more, tax, with the following exceptions:

•	Provision is made for gains on disposal of fixed assets that have been rolled over into replacement assets only where, at the balance sheet date, there is a commitment to dispose of the replacement assets with no likely subsequent roll over.

•	Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred taxation is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which the timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Leases

Rentals paid under operating leases are charged to income on a straight line basis over the term of the lease.

Pension costs

Pension costs continue to be recognised under SSAP 24 on a systematic basis so that the costs of providing retirement benefits to employees are evenly matched, so far as possible, to the service lives of the employees concerned. Any excess or deficiency of the actuarial value of assets over the actuarial value of liabilities of the pension scheme is allocated over the average remaining service lives of current employees.

Provisions for liabilities and charges

Onerous contract costs represent amounts for properties which are surplus to the company’s trading requirements. Provisions are charged to operating profits, and recorded within provisions for liabilities and charges, when properties become surplus to normal requirements. The provision charged represents the best estimate of unavoidable future costs. These provisions are reviewed annually.

2.	TURNOVER

Turnover comprises the value of goods sold to customers in the United Kingdom, exclusive of VAT. All turnover relates to continuing retail activities.

3.	OTHER OPERATING EXPENSES

	2003 (52 weeks) £’000	2002 (52 weeks) £’000
Retail and distribution costs	114,447	100,600
Administrative expenses	16,681	15,868

	131,128	116,468

Notes to the Financial Statements

at 1 February 2003

4.	OPERATING PROFIT

	2003 (52 weeks) £’000	2002 (52 weeks) £’000

Operating profit for the period is stated after charging:
Leasehold property rents - external	17,990	16,890
- fellow subsidiary	2,891	2,891
Depreciation of tangible fixed assets	8,744	7,843
Hire of assets under operating leases	1,437	1,354
Auditors’ remuneration - audit services	62	60
- non audit services	22	38
Royalty payments	16,074	14,638

5.	EMOLUMENTS OF DIRECTORS

	2003 (52 weeks) £’000	2002 (52 weeks) £’000

Emoluments (excluding pension contributions)	1,803	1,428

Company contributions paid to money purchase pension schemes	97	91

	Number	Number
Members of money purchase pension schemes	3	3

The amounts in respect of the highest paid director are as follows:

	2003 (52 weeks) £’000	2002 (52 weeks) £’000

Emoluments (excluding pension contributions)	1,009	702

Company contributions paid to money purchase pension schemes	45	42

6.	STAFF NUMBERS AND COSTS

The average monthly number of persons employed by the company during the period, including directors, was:

	Number of employees
	2003	2002
Retail and distribution	4,588	4,352
Administration	326	296

	4,914	4,648

Staff costs (for the above persons)

	2003 (52 weeks) £’000	2002 (52 weeks) £’000

Wages and salaries	44,716	40,611
Social security costs	3,311	3,163
Other pension costs	817	943

	48,844	44,717

7.	OTHER INCOME

	2003 (52 weeks) £’000	2002 (52 weeks) £’000

Bank interest	852	642
Interest receivable on intercompany loan	842	805

	1,694	1,447

8.	INTEREST PAYABLE

	2003 (52 weeks) £’000	2002 (52 weeks) £’000

Bank loans and overdrafts	32	131
Interest payable on group loans	13,639	10,234

	13,671	10,365

9.	TAXATION

(a)	Tax on profit on ordinary activities

	2003 (52 weeks) £’000	2002 (52 weeks) £’000

Current tax:
UK Corporation tax on profits for the period	3,549	3,953
Group relief payable	68	643
Adjustments in respect of previous periods	41	(8)

	3,658	4,588
Deferred Tax:
Originating and reversal of timing differences	472	1,062

	472	1,062

	4,130	5,650

(b)	Factors affecting the tax charge for the period

	2003 (52 weeks) £’000	2002 (52 weeks) £’000

Profit on ordinary activities before tax	10,980	15,540

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 30 per cent. (2002: 30 per cent.)	3,294	4,662
Effect of:
Disallowed expenses and non taxable income	27	37
Capital allowances in excess of depreciation	(756)	(1,097)
Depreciation on non-qualifying assets	859	1,224
Other short-term timing differences	(121)	40
Adjustments in respect of previous periods	41	(8)
Indexation allowances and rebasing, etc.	314	(270)

Current tax charge for the period	3,658	4,588

(c)	Deferred Tax

The major components of deferred taxation, which represents the full potential liability at 30 per cent. (2002: 30 per cent.), are as follows:

	2003 £’000	2002 £’000
Accelerated capital allowances	11,323	10,861
Short term timing differences	(33)	(43)

	11,290	10,818

Deferred Tax £’000
At 2 February 2002	10,818
Provided during the period	877
Prior period adjustment	(405)

At 1 February 2003	11,290

(d)	Factors that may affect future tax charges

No provision has been made for deferred tax on the sale of properties where potentially taxable gains have been rolled over into replacement assets. Such tax would become payable only if the property were sold without it being possible to claim rollover relief. The total amount not provided for is £5,596,000. At present, it is not envisaged that any tax will become payable in the foreseeable future.

10.	TANGIBLE FIXED ASSETS

	Freehold land and buildings £’000	Long leasehold land and buildings £’000	Leasehold improve- ments £’000	Fixtures, fittings, tools and equipment £’000	Total £’000

Cost:
At 2 February 2002	137,189	39,515	25,692	68,756	271,152
Additions		(3)	4,766	10,192	14,955
Disposals	(7,228)	—	—	(978)	(8,206)

At 1 February 2003	129,961	39,512	30,458	77,970	277,901

Depreciation:
At 2 February 2002	15,820	3,771	7,414	36,182	63,187
Charge for period	1,946	565	1,358	4,875	8,744
Disposals	(802)	—	—	(735)	(1,537)

At 1 February 2003	16,964	4,336	8,772	40,322	70,394

Net book amounts:
At 1 February 2003	112,997	35,176	21,686	37,648	207,507

At 2 February 2002	121,369	35,744	18,278	32,574	207,965

11.	STOCKS

	2003 £’000	2002 £’000

Goods for resale	46,218	40,459

There is no material difference between the value of stock included in the balance sheet and its replacement cost.

12.	DEBTORS

	2003 £’000	2002 £’000
Trade debtors	8,928	2,591
Amounts owed by group undertakings	16,292	38,651
Corporation Tax	1,043	49
Other debtors	93	178
Prepayments and accrued income	7,877	6,127

	34,233	47,596

13.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2003 £’000	2002 £’000
Trade creditors	49,058	50,150
Amounts owed to group undertakings	177,740	165,812
Other taxes and social security costs	23,708	21,225
Other creditors	4,933	4,324
Accruals	13,040	10,862

	268,479	252,373

14.	CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	2003 £’000	2002 £’000

Loans from parent undertaking	55,000	55,000

	55,000	55,000

	2003 £’000	2002 £’000

The above loans are repayable as follows:
In 2012 (interest payable at 12,33 per cent.)	55,000	55,000

	55,000	55,000

15.	PROVISION FOR LIABILITIES AND CHARGES

	Deferred Tax £’000	Onerous contracts £’000	Total £’000

At 2 February 2002	10,818	3,863	14,681
Created in period	472	—	472
Used in period	—	(552)	(552)

At 1 February 2003	11,290	3,311	14,601

Onerous contracts:

The provision for onerous contracts represents the estimated future rental obligations, net of sub-rental income, on vacated leasehold property interests.

Deferred Tax:

Refer to note 9

16.	CALLED UP SHARE CAPITAL

	2003 £’000	2002 £’000

Authorised, allotted and fully paid 100,000 ordinary shares of £1 each	100	100

17.	RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

	Share capital £’000	Profit and loss account £’000	Total £’000

At 3 February 2001	100	9,935	10,035
Profit attributable to members of the company	—	9,890	9,890

At 2 February 2002	100	19,825	19,925
Profit attributable to members of the company	—	6,850	6,850

At 1 February 2003	100	26,675	26,775

18.	FINANCIAL COMMITMENTS

The annual commitments at the period end under non-cancellable operating leases were as follows:

	Land and Buildings		Other
	2003 £’000	2002 £’000	2003 £’000	2002 £’000

Operating leases expiring:
Within one year	—	—	597	75
Within two to five years	—	—	676	949
Thereafter	19,700	18,443	—	—

	19,700	18,443	1,273	1,024

19.	CAPITAL COMMITMENTS

There were no contracted capital commitments at the balance sheet date (2002: £nil).

20.	CONTINGENT LIABILITIES

The company had no contingent liabilities at the balance sheet date (2002: £nil).

21.	PENSIONS

The company continues to account for pensions in accordance with SSAP24 and the disclosures given in 21(a) below are those required by that standard. FRS 17 “Retirement Benefits” will not be mandatory for the company until the period ended 31 January 2005. Prior to this, phased transitional disclosures are required from 2 February 2002. These disclosures, to the extent not given in 21(a), are set out in 21(b) below.

(a)	UK Pension Schemes

The company operates a pension scheme for certain employees of its UK subsidiaries, providing benefits based on final pensionable pay. The assets of the scheme are held separately from those of the company, being invested in a pooled fund managed by independent investment managers and administered by independent trustees. Pension costs are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 1 April 2001, the results of which are as follows:

Main assumptions:
Rate of return on investments (per cent. per annum)	6.75
Rate of salary increase (per cent. per annum)	4.5
Rate of pension increases (per cent. per annum)	2.25
Market value of scheme’s assets (£’000)	7,215
Level of funding, being the actuarial value of assets expressed as a percentage of the benefits accrued to members, after allowing for future salary increases	72.1%

The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions.

The company has increased its employer funding contribution rate from 8.5 per cent. to 9 per cent. of pensionable salaries as from I April 2002 (compared to a normal contribution rate of 6.6 per cent.), which is designed to eliminate the deficit in the scheme over the expected average remaining service lives of existing members.

The company also operates a defined contribution pension scheme for certain other employees. The assets of the scheme are held separately from those of the company in an independently administered fund.

Total pension costs for the period under SSAP 24 are disclosed in note 6 to the financial statements.

There were no unpaid pension contributions outstanding at the period end (2002: £nil).

(b)	FRS 17 “Retirement Benefits” Disclosures

The company operates a defined benefit scheme in the UK. The company’s contributions to this scheme amounted to £815,000 (£745,000) for 2002/03. A full actuarial valuation was carried out at 01/04/2001 and updated to 01/02/2003 by a qualified independent actuary. The major assumptions used by the actuary were (in nominal terms):

	2003	2002
Rate of increase in salaries	3.50%	4.00%
Rate of increase of pensions in payment	2.00%	2.00%
Discount rate	5.25%	6.00%
Inflation assumption	2.00%	2.00%

Notes:

(1)	Pension accrued prior to 6 April 1997 increases, when in payment, at 3.0 per cent. p.a.

(2)	Guaranteed Minimum Pensions increase in deferment in accordance with legislation.

The assets in the scheme and the expected rate of return were:

	2003	2003 £000	2002	2002 £000

Equities	7.00%	5,454	7.00%	6,057
Bonds	4.80%	818	5.50%	1,006
Property	7.00%	280	7.00%	250
Cash	4.00%	400	4.00%	362

Total market value of assets		6,952		7,675
Actuarial value of liability		(15,323)		(10,844)

Recoverable (deficit)/surplus in the schemes		(8,371)		(3,169)
Related deferred tax asset/(liability)		2,511		951

Net pension (liability)/asset		(5,860)		(2,218)

	2003 £000	2002 £000
Net Assets
Net assets excluding pension (liability)/asset	26,775	19,925
Pension (liability)/asset	(5,860)	(2,218)

Net assets including pension (liability )/assets	20,915	17,707

	At period - end 01/02/03 £000	At period - end 02/02/02 £000
Reserves
Profit and loss reserve excluding pension (liability)/asset	26,675	19,825
Pension liability	(5,860)	(2,218)

Profit and loss reserve	20,815	17,607

Period to 01/02/03 £000
Analysis of the amount charged to operating profit
Service cost	520
Past service cost	—

Total operating charge	520

Analysis of net return on pension scheme
Expected return on pension scheme assets	551
Interest on pension liabilities	(676)

Net return	(125)

Period to 01/02/03 £000
Analysis of amount recognised in statement of total recognised gains and losses
Actual return less expected return on assets	(2,463)
Experience gains and losses on liabilities	358
Changes in assumptions	(3,267)

Net (loss)/gain recognised	(5,372)

Movement in deficit during the period
Deficit in scheme at beginning of period	(3,169)
Movement in period:
(Current service cost)	(520)
Contributions	815
(Past service costs)	—
Net return on assets/(interest cost)	(125)
Actuarial gain/(loss)	(5,372)

Deficit in scheme at end of period	(8,371)

2003
History of experience gains and losses
Difference between expected and actual return on scheme assets:
- amount (£ million)	(2,463)
- percentage of scheme assets	-35%
Experience gains and losses on scheme liabilities:
- amount (£ million)	358
- percentage of scheme liabilities	2%
Total amount recognised in statement of total recognised gains and losses:
- amount (£ million)	(5,372)
- percentage of scheme liabilities	-35%

22.	ULTIMATE PARENT UNDERTAKING

The company’s ultimate parent undertaking and controlling party is Toys ‘R’ Us Inc., a company incorporated in the United States of America. The largest group in which the results of the company are consolidated is that headed by Toys ‘R’ Us Inc. The consolidated financial statements are available from Toys ‘R’ Us Inc., 225 Summit Avenue, Montvale, New Jersey 07645, USA.

The smallest group in which the results of the company are consolidated is that headed by Toys ‘R’ Us Holdings PLC, a public limited company registered in England. Copies of those financial statements are available from Toys ‘R’ Us Holdings PLC, Mitre House, 160 Aldersgate Street, London EC1A 4DD.

Profit and loss account

for the 52 weeks from 2 February 2003 to 31 January 2004

	Notes	Period from 2 Feb 03 to 31 Jan 04 £000	Period from 3 Feb 02 to 1 Feb 03 £000
Turnover	2	521,697	535,796
Cost of sales		357,051	365,420

Gross profit		164,646	170,376

Distribution costs		138,363	129,691
Administrative expenses		14,489	16,681
Operating profit	3	11,794	24,004
Loss on disposal of tangible fixed assets	4	—	(1,047)

		11,794	22,957

Interest receivable	7	1,931	1,694
Interest payable	8	(12,532)	(13,671)

		(10,601)	(11,977)

Profit on ordinary activities before taxation		1,193	10,980
Tax on profit on ordinary activities	9	1,538	4,130

(Loss)/profit retained for the financial 52 weeks		(345)	6,850

Statement of total recognised gains and losses

There are no recognised gains or losses other than the loss of £345,000 attributable to the shareholders for the 52 weeks ended 31 January 2004 (2003 - profit of £6,850,000).

Balance sheet

at 31 January 2004

	Notes	31 Jan 04 £000	1 Feb 03 £000

Fixed assets
Tangible assets	10	201,571	207,507

Current assets
Stocks	11	41,416	46,218
Debtors	12	36,110	34,233
Cash at bank		87,648	76,897

		165,174	157,348
Creditors: amounts falling due within one year	13	270,579	268,479

Net current liabilities		(105,405)	(111,131)

Total assets less current liabilities		96,166	96,376
Creditors: amounts falling due after more than one year	14	55,000	55,000
Provisions for liabilities and charges
Provisions for liabilities and charges	15	14,736	14,601

		26,430	26,775

Capital and reserves
Called up share capital	18	100	100
Profit and loss account	19	26,330	26,675

Equity shareholders funds	19	26,430	26,775

Mr D Rurka (Chairman)	Mr. F C Muzika
Chairman	Director

3/08/2004

Notes to the financial statements

at 31 January 2004

1.	ACCOUNTING POLICIES

Basis of preparation

The financial statements are prepared under the historical cost convention, and in accordance with applicable accounting standards.

Cash flow statement

The directors have taken advantage of the exemption in Financial Reporting Standard No 1 (revised) from including a cash flow statement in the financial statements on the grounds that the company is wholly owned and its parent publishes consolidated financial statements.

Related parties transactions

The company is a wholly owned subsidiary of Toys ‘R’ Us Inc, the consolidated accounts of which are publicly available. Accordingly, the company has taken advantage of the exemption in FRS 8 from disclosing transactions with members or investees of the Toys ‘R’ Us Inc group. There are no other related party transactions.

Fixed assets

All fixed assets are initially recorded at cost. The carrying value of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Depreciation

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at the date of acquisition of each asset evenly over its expected useful life, as follows:

Long leasehold land	- over the period of the relevant lease
Computers, shopping trolleys and pallets	- 5 years
Freehold and long leasehold buildings	- 50 years
Leasehold Improvements	- 25 years or the lease term whichever is shorter
Fixtures, fittings and equipment and trailers	- 15 years
Point of sale equipment	- 8 years
Material handling equipment	- 20 years

Stocks

Retail stocks are valued at the lower of cost and net realisable value. Cost is computed by deducting the normal gross profit margin from the selling value of stock.

Provisions for liabilities and charges

Onerous contract costs represent amounts for properties, which are surplus to the company’s trading requirements. Provisions are charged to operating profits, and recorded within provisions for liabilities and charges, when properties become surplus to normal requirements. The provision charged represents the best estimate of unavoidable future costs. These provisions are reviewed annually.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more, tax, with the following exceptions:

•	Provision is made for gains on disposal of fixed assets that have been rolled over into replacement assets only where, at the balance sheet date, there is a commitment to dispose of the replacement assets with no likely subsequent roll over.

•	Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

Operating lease agreements

Rentals paid under operating leases are charged to income on a straight-line basis over the term of the lease.

Pension costs

The company operates both a defined benefit pension scheme and a defined contribution pension scheme. Contributions to the defined benefit pension scheme continue to be recognised under SSAP 24 on a systematic basis so that the costs of providing retirement benefits to employees are evenly matched, so far as possible, to the service lives of the employees concerned. Any excess or deficiency of the actuarial value of assets over the actuarial value of liabilities of the pension scheme is allocated over the average remaining service lives of current employees.

Contributions to the defined contribution pension scheme are expensed as they become payable.

2.	TURNOVER

Turnover comprises the value of goods sold to customers in the United Kingdom, exclusive of VAT. All turnover relates to continuing retail activities.

The directors consider the retailing of toys and other children related products to be the only line of business and the United Kingdom to be the only geographic location in which the company operates. Hence no further disclosure is required with respect to SSAP 25 Segmental Reporting.

3.	OPERATING PROFIT

This is stated after charging/(crediting):

	Period from 2 Feb 03 to 31 Jan 04 £000	Period from 3 Feb 02 to 1 Feb 03 £000
Auditors’ remuneration - audit services	74	62
- non-audit services	57	22

	131	84

Depreciation of owned fixed assets	9,401	8,744

Operating lease rentals - land and buildings	21,944	20,881
- plant and machinery	1,505	1,437

Royalty payments	15,782	16,074

4.	EXCEPTIONAL ITEMS

	Period from 2 Feb 03 to 31 Jan 04 £000	Period from 3 Feb 02 to 1 Feb 03 £000
Loss on disposal of fixed assets	—	1,047

5.	STAFF COSTS

	Period from 2 Feb 03 to 31 Jan 04 £000	Period from 3 Feb 02 to 1 Feb 03 £000
Wages and salaries	42,885	44,716
Social security costs	3,230	3,311
Other pension costs (note 21)	945	817

	47,060	48,844

The monthly average number of employees during the 52 weeks was as follows:

	Period from 2 Feb 03 to 31 Jan 04 No.	Period from 3 Feb 02 to 1 Feb 03 No.
Distribution staff	4,599	4,588
Administrative staff	329	326

	4,928	4,914

6.	DIRECTORS’ EMOLUMENTS

	Period from 2 February 2003 to 31 January 2004 £000	Period from 3 February 2002 to 1 February 2003 £000
Emoluments	960	1,803

Value of company pension contributions to money purchase schemes	98	97

	Period from 2 February 2003 to 31 January 2004 No.	Period from 3 February 2002 to 1 February 2003 No.
Members of money purchase pension schemes	3	3

The amounts in respect of the highest paid director are as follows:

	Period from 2 February 2003 to 31 January 2004 £000	Period from 3 February 2002 to 1 February 2003 £000
Emoluments	493	1,009

Value of company pension contributions to money purchase schemes	45	45

7.	INTEREST RECEIVABLE

	Period from 2 February 2003 to 31 January 2004 £000	Period from 3 February 2002 to 1 February 2003 £000
Bank interest receivable	1,130	852
Other loan interest receivable	801	842

	1,931	1,694

8.	INTEREST PAYABLE

	Period from 2 February 2003 to 31 January 2004 £000	Period from 3 February 2002 to 1 February 2003 £000
Bank interest payable	157	32
Interest on other loans	12,375	13,639

	12,532	13,671

9.	TAX

(a)	Tax on profit on ordinary activities

The tax charge is made up as follows:

	Period from 2 February 2003 to 31 January 2004 £000	Period from 3 February 2002 to 1 February 2003 £000
Current tax:
UK corporation tax	778	3,549
Tax under provided in previous 52 weeks	225	41

	1,003	3,590
Group relief payable	—	68

Total current tax (note 9(b))	1,003	3,658

Deferred tax:
Origination and reversal of timing differences	535	472

Tax on profit on ordinary activities	1,538	4,130

(b)	Factors affecting current tax charge

The tax assessed on the profit on ordinary activities for the 52 weeks is higher than the standard rate of corporation tax in the UK of 30 per cent. (2003 – 30 per cent.). The differences are reconciled below:

	Period from 2 February 2003 To 31 January 2004 £000	Period from 3 February 2002 to 1 February 2003 £000
Profit on ordinary activities before taxation	1,193	10,980

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK	358	3,294
Disallowed expenses and non taxable income	10	27
Capital allowances in excess of depreciation	(467)	(756)
Depreciation on non-qualifying assets	1,114	859
Other short-term timing differences	(237)	(121)
Adjustments in respect of previous periods	225	41
Indexation allowances & rebasing, etc	—	314

Total current tax (note 9(a))	1,003	3,658

(c)	Factors that may affect future tax charges

No provision has been made for deferred tax on the sale of properties where potentially taxable gains have been rolled over into replacement assets. Such tax would become payable only if the property were sold without it being possible to claim rollover relief. Rollover relief will be available if proceeds from the sale of the properties are fully reinvested into qualifying assets within a period of 12 months before, and three years after, the date of disposal. The total amount not provided for is £539,000. At present, it is not envisaged that any tax in respect to this issue will become payable in the foreseeable future.

(d)	Deferred tax

	31 January 2004 £000	1 February 2003 £000
Capital allowances in advance of depreciation	(11,854)	(11,323)
Short term timing differences	29	33

Provision for deferred taxation	(11,825)	(11,290)

		£000
At 2 February 2003		(11,290)
Profit and loss account movement arising during the 52 weeks		(535)

At 31 January 2004		(11,825)

10.	TANGIBLE FIXED ASSETS

	Land and Buildings		Leasehold improvements £000	Fixtures, fittings, tools and equipment £000	Total £000
	Freehold Property £000	Long term leasehold property £000
Cost:
At 2 February 2003	129,961	39,512	30,548	77,970	277,901
Additions	—	(6)	(46)	3,533	3,481
Disposals	—	—	(82)	(721)	(803)

At 31 January 2004	129,961	39,506	30,330	80,782	280,579

Depreciation:
At 2 February 2003	16,694	4,336	8,772	40,332	70,394
Provided during the 52 weeks	1,878	565	1,611	5,347	9,401
Disposals	—	—	(82)	(705)	(787)

At 31 January 2004	18,842	4,901	10,301	44,964	79,008

Net book value:
At 31 January 2004	111,119	34,605	20,029	35,818	201,571

At 2 February 2003	112,997	35,176	21,686	37,648	207,507

11.	STOCKS

	31 January 2004 £000	1 February 2003 £000
Finished goods	41,416	46,218

There is no material difference between the value of stock included in the balance sheet and its replacement cost.

12.	DEBTORS

	31 January 2004 £000	1 February 2003 £000
Trade debtors	4,346	8,928
Amounts owed by group undertakings	19,085	16,292
Corporation tax	4,351	1,043
Other debtors	648	93
Prepayments and accrued income	7,680	7,877

	36,110	34,223

13.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	31 January 2004 £000	1 February 2003 £000
Trade creditors	41,931	49,058
Amounts owed to group undertakings	191,725	177,740
Other taxation and social security	20,664	23,708
Other creditors	3,645	4,933
Accruals and deferred income	12,614	13,040

	270,579	268,479

14.	CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	31 January 2004 £000	1 February 2003 £000
Amounts owed to group undertakings	55,000	55,000

The above loans are repayable in 2012 and bear an interest rate of 12.33 per cent. per annum.

15.	PROVISIONS FOR LIABILITIES AND CHARGES

	Onerous contracts £000	Deferred taxation £000	Total £000
At 2 February 2003	3,311	11,290	14,601
Profit and Loss Account movement arising during the 52 weeks	(400)	535	135

At 31 January 2004	2,911	11,825	14,736

Onerous Contracts:

The provision for onerous contracts represents the estimated future rental obligations, net of sub-rental income, on vacated leasehold property interests.

Deferred Tax:

Refer to note 9.

16.	COMMITMENTS UNDER OPERATING LEASES

At 31 January 2004 the company had annual commitments under non-cancellable operating leases as set out below.

	31 January 2004		1 February 2003
	Land and buildings £000	Other £000	Land and buildings £000	Other £000
Operating leases which expire:
Within one year	—	914	—	597
In two to five years	—	390	—	676
In over five years	19,287	—	19,700	—

	19,287	1,304	19,700	1,273

17.	CONTINGENT LIABILITY

The company has no contingent liabilities at the balance sheet date (2003: £nil).

18.	SHARE CAPITAL

	31 January 2004 £000	Authorised 1 February 2003 £000
Ordinary shares of £1 each	100	100

	Allotted, called up and fully paid
	31 January 2004		1 February 2003
	No.	£000	No.	£000
Ordinary shares of £1 each	100,000	100	100,000	100

19.	RECONCILIATION OF SHAREHOLDERS’ FUNDS AND MOVEMENT ON RESERVES

	Share Capital £000	Profit and loss account £000	Total share- holders’ funds £000
At 3 February 2002	100	19,825	19,925
Profit for the 52 weeks	—	6,850	6,850

At 1 February 2003	100	26,675	26,675
Loss for the 52 weeks	—	(345)	(345)

At 31 January 2004	100	26,330	26,430

20.	CAPITAL COMMITMENTS

The directors have confirmed that there were no capital commitments at 31 January 2004.

21.	PENSIONS

The company continues to account for pensions in accordance with SSAP24 and the disclosures given below are those required by that standard, FRS 17 “Retirement Benefits” is not mandatory for the company at present. However, phased transitional disclosures were required from 2 February 2002. These disclosures, to the extent not given in 21(a), are set out in 21(b) below.

(a)	UK Pension Schemes

The company operates a defined benefit pension scheme for its employees, providing benefits based on final pensionable pay. The assets of the scheme are held separately from those of the company, being invested in a pooled fund managed by independent investment managers and administered by independent trustees. Pension costs are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 1 April 2001, the results of which are as follows:

Main assumptions:
Rate of return on investments (% per annum)	6.75
Rate of salary increase (% per annum)	4.50
Rate of pension increase (% per annum)	2.25
Market value of scheme’s assets (£’000)	7,215
Level of funding, being the actuarial value of assets expressed as a percentage of the benefits accrued to members, after allowing for future salary increases	72.1%

The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions.

The company has increased its employer funding contribution rate from 9 per cent. to 10 per cent. of pensionable salaries as from 1 April 2003 (compared to a normal contribution rate of 6.6 per cent.), which is designed to eliminate the deficit in the scheme over the expected average remaining service lives of existing members.

The company also operates a defined contribution pension scheme for certain other employees. The assets of the scheme are held separately from those of the company in an independently administered fund.

Total pension costs for the period under SSAP 24 are disclosed in note 5 to the financial statements.

Unpaid pension contributions outstanding with respect to the defined contribution scheme, at the period end were £39,795. (2003: £70,402). There were no unpaid contributions outstanding with respect to the defined benefit scheme at the period end (2003: nil).

(b)	FRSI7 disclosures

The valuation used for FRS 17 disclosures has been based on the most recent actuarial valuation as at 1 April 2001 and updated by Mercer Human Resource Consulting to take account of the requirements of FRS 17 in order to assess the liabilities of the scheme at 31 January 2004, 1 February 2003 and 2 February 2002. Scheme assets are stated at their market value at the respective balance sheet dates.

	2004%	2003%	2002%
Main assumptions:
Rate of increase in salaries	4.0	3.5	4.0
Rate of increase in pensions in payment	2.5	2.0	2.0
Rate of increase in deferred pensions	2.8	2.0	2.0
Discount rate	5.6	5.3	6.0
Inflation assumption	2.8	2.0	2.0

The assets and liabilities of the scheme and the expected rate of return at 31 January are:

	2004		2003		2002
	Long- term rate of return expected %	Value £000	Long- term rate of return expected	Value £000	Long- term rate of return expected %	Value £000
Equities	7.0	7,108	7.0	5,454	7.0	6,057
Bonds	5.6	2,427	4.8	818	5.5	1,006
Properties	7.0	—	7.0	280	7.0	250
Others	4.0	196	4.0	400	4.0	362

Total market value of assets		9,731		6,952		7,675

Present value of scheme liabilities		(19,010)		(15,323)

Pension liability before deferred tax		(9,927)		(8,371)
Related deferred tax asset		2,784		2,511

Net pension liability		(6,495)		(5,860)

An analysis of the defined benefit cost for the year ended 31 January is as follows:

	2004 £000	2003 £000

Current service cost	(774)	(520)

Total operating charge	(774)	(520)

Other finance costs: Expected return on pension scheme assets	498	551
Other finance costs: Interest on pension scheme liabilities	(832)	(676)

Total other finance income	(334)	(125)

Actual return less expected return on pension scheme assets	1,011	(2,463)
Experience (losses)/profits arising on scheme liabilities	(71)	358
Gain/(loss) arising from changes in assumptions underlying the present value of scheme liabilities	(1,607)	(3,267)

Actuarial losses recognised in the statement of total recognised gains and losses	(667)	(5,372)

Analysis of movements in deficit during the 52 weeks
	2004 £000	2003 £000

At 2 February	(8,371)	(3,169)
Total operating charge	(774)	(520)
Total other finance income	(334)	(125)
Actuarial losses recognised in the statement of total recognised gains and losses	(667)	(5,372)
Contributions	867	815

At 31 January	(9,279)	(8,371)

History of experience gains and losses:

	2004	2003
Difference between expected return and actual return on pension scheme assets
- amount (£000)	1,011	(2,463)
- % of scheme assets	10.4	(35.4)
Experience (losses)/gains arising on scheme liabilities
- amount (£000)	(71)	358
- % of the present value of scheme liabilities	(0.4)	2.3
Total actuarial losses recognised in the statement of total recognised gains and losses
- amount (£000)	(667)	(5,372)
- % of the present value of scheme liabilities	(3.5)	(35.1)

Reconciliations of net assets and reserves under FRS 17

Net assets

	2004 £000	2003 £000	2002 £000

Net assets as stated in balance sheet	26,430	26,775	19,925

Net assets excluding defined benefit liability	26,430	26,775	19,925
FRS 17 pension liability	(6,495)	(5,860)	(2,218)

Net assets including defined benefit liability	19,935	20,915	17,707

Reserves

	2004 £000	2003 £000	2002 £000

Profit and loss reserve as stated in balance sheet	26,330	26,675	19,825

Profit and loss reserve excluding amounts relating to defined benefit liability	26,330	26,675	19,825
FRS 17 pension liability	(6,495)	(5,860)	(2,218)
Profit and loss reserve including amounts relating to defined benefit liability	19,835	20,815	17,607

22.	IMMEDIATE AND ULTIMATE PARENT COMPANY

The company’s ultimate parent undertaking and controlling party is Toys ‘R’ Us Inc., a company incorporated in the United States of America. The largest group in which the results of the company are consolidated is that headed by Toys ‘R’ Us Inc. The consolidated financial statements are available from Toys ‘R’ Us Inc., I Geoffrey Way, Wayne, New Jersey 07470, United States of America.

The smallest group in which the results of the company are consolidated is that headed by Toys ‘R’ Us Holdings PLC, a public limited company registered in England. Copies of those financial statements are available from Toys ‘R’ Us Holdings PLC, Mitre House, 160 Aldersgate Street, London EC1A 4DD.

Profit and loss account

for the 52 weeks from 1 February 2004 to 29 January 2005

	Notes	Period from 1 Feb 04 to 29 Jan 05 £000	(Restated) Period from 2 Feb 03 to 31 Jan 04 £000
Turnover	2	502,030	496,676
Cost of sales		328,449	332,030

Gross profit		173,581	164,646
Distribution costs		141,188	138,363
Administrative expenses		16,800	14,489

Operating profit	3	15,593	11,794
Profit on disposal of tangible fixed assets	4	3,958	—

		19,551	11,794

Interest receivable	7	2,830	1,931
Interest payable and similar charges	8	(13,704)	(12,532)

		(10,874)	(10,601)

Profit on ordinary activities before taxation		8,677	1,193
Tax on profit on ordinary activities	9	2,416	1,538

Profit retained/(loss) for the financial 52 weeks		6,261	(345)

Statement of total recognised gains and losses

There are no recognised gains or losses other than the profit of £6,261,000 attributable to the shareholders for the 52 weeks ended 29 January 2005 (2004 - loss of £345,000).

Balance Sheet

at 29 January 2005

	Notes	29 Jan 05 £000	31 Jan 04 £000
Fixed assets
Tangible assets	10	200,752	201,571

Current assets
Stocks	11	46,384	41,416
Debtors	12	30,107	36,110
Cash at bank		1,294	87,648

		77,785	165,174
Creditors: amounts falling due within one year	13	174,662	270,579

Net current liabilities		(96,877)	(105,405)

Total assets less current liabilities		103,875	96,166
Creditors: amounts falling due after more than one year	14	55,000	55,000
Provisions for liabilities and charges	15	16,184	14,736

		32,691	26,430

Capital and reserves
Called up share capital	17	100	100
Profit and loss account	18	32,591	26,330

Equity shareholders’ funds	18	32,691	26,430

Approved by the Board on 15/08/05

Mr D Rurka (Chairman)	Mr. F C Muzika
Chairman	Director

Notes to the financial statements

at 29 January 2005

1.	ACCOUNTING POLICIES

Basis of preparation

The financial statements are prepared under the historical cost convention, and in accordance with applicable accounting standards. The company has continued to be profitable in the current period and therefore the directors’ believe it is appropriate to prepare the financial statements on a going concern basis even though the company has a net current liability at the end of the financial year.

Cash flow statement

The directors’ have taken advantage of the exemption in Financial Reporting Standard No 1 (revised) from including a cash flow statement in the financial statements on the grounds that the company is wholly owned and its parent publishes consolidated financial statements.

Related parties transactions

The company is a wholly owned subsidiary of Toys ‘R’ Us LLC, the consolidated accounts of which are publicly available. Accordingly, the company has taken advantage of the exemption in FRS 8 from disclosing transactions with members or investees of the Toys ‘R’ Us LLC group. There are no other related party transactions.

Fixed assets

All fixed assets are initially recorded at cost. The carrying value of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Depreciation

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at the date of acquisition of each asset evenly over its expected useful life, as follows:

Long leasehold land	- over the period of the relevant lease
Computers, shopping trolleys and pallets	- 5 years
Freehold and long leasehold buildings	- 50 years
Leasehold Improvements	- 25 years or the lease term whichever is shorter
Fixtures, fittings and equipment and trailers	- 15 years
Point of sale equipment	- 8 years
Material handling equipment	- 20 years
Fork lift trucks	- 8 years

Stocks

Retail stocks are valued at the lower of cost and net realisable value. Cost is computed by deducting the normal gross profit margin from the selling value of stock.

Provisions for liabilities and charges

Onerous contract costs represent amounts for properties which are surplus to the company’s trading requirements. Provisions are charged to operating profits, and recorded within provisions for liabilities and charges, when properties become surplus to normal requirements. The provision charged represents the best estimate of unavoidable future costs. These provisions are reviewed annually.

Deferred taxation

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more, tax, with the following exceptions:

•	Provision is made for gains on disposal of fixed assets that have been rolled over into replacement assets only where, at the balance sheet date, there is a commitment to dispose of the replacement assets with no likely subsequent roll over.

•	Deferred tax assets are recognised only to the extent that the directors’ consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

Operating lease agreements

Rentals paid under operating leases are charged to income on a straight line basis over the term of the lease.

Pension costs

The company operates both a defined benefit pension scheme and a defined contribution pension scheme. Contributions to the defined benefit pension scheme continue to be recognised under SSAP 24 on a systematic basis so that the costs of providing retirement benefits to employees are evenly matched, so far as possible, to the service lives of the employees concerned. Any excess or deficiency of the actuarial value of assets over the actuarial value of liabilities of the pension scheme is allocated over the average remaining service lives of current employees.

Contributions to the defined contribution pension scheme are expensed as they become payable.

2.	TURNOVER

Turnover comprises the value of goods sold to customers in the United Kingdom, exclusive of VAT. All turnover relates to continuing retail activities.

The directors’ consider the retailing of toys and other children related products to be the only line of business and the United Kingdom to be the only geographic location in which the company operates. Hence no further disclosure is required with respect to SSAP 25 Segmental Reporting.

Notes to the financial statements

at 29 January 2005

3.	OPERATING PROFIT

This is stated after charging/(crediting):

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000
Auditors’ remuneration - audit services	98	74
- non-audit services	13	57

Depreciation of owned fixed assets	10,027	9,401

Operating lease rentals - land and buildings	25,076	21,944
- plant and machinery	1,627	1,505

Royalty payments	15,352	15,782

4.	EXCEPTIONAL ITEMS

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000
Profit on disposal of fixed assets	3,958	—

5.	STAFF COSTS

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000
Wages and salaries	47,370	42,885
Social security costs	3,786	3,230
Other pension costs (note 20)	1,109	945

	52,265	47,060

The monthly average number of employees during the 52 weeks was as follows:

	Period from 1 Feb 04 to 29 Jan 05 £000 No.	Period from 2 Feb 03 to 31 Jan 04 £000 No.
Distribution staff	4,464	4,599
Administrative staff	337	329

	4,801	4,928

Notes to the financial statements

at 29 January 2005

6.	DIRECTORS’ EMOLUMENTS

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000
Emoluments	1,505	960

Value of company pension contributions to money purchase schemes	101	98

6.	DIRECTORS’ EMOLUMENTS (CONTINUED)

	Period from 1 Feb 04 to 29 Jan 05. No	Period from 2 Feb 03 to 31 Jan 04. No

Members of money purchase pension schemes	3	3

The	amounts in respect of the highest paid director are as follows:

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000

Emoluments	788	493

Value of company pension contributions to money purchase schemes	46	45

7.	INTEREST RECEIVABLE

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000

Bank interest receivable	2,030	1,130
Other loan interest receivable	800	801

	2,830	1,931

8.	INTEREST PAYABLE AND SIMILAR CHARGES

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000

Bank interest payable	54	157
Interest on other loans	13,650	12,375

	13,704	12,532

9.	TAXATION ON ORDINARY ACTIVITIES

(a)	Tax on profit on ordinary activities

The tax charge is made up as follows:

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000

Current tax:
UK corporation tax	2,402	778
Tax under provided in previous 52 weeks	1	225

Total current tax (note 9(b))	2,403	1,003

Deferred tax:
Origination and reversal of timing differences	13	535

Tax on profit on ordinary activities	2,416	1,538

(b)	Factors affecting current tax charge

The tax assessed on the profit on ordinary activities for the 52 weeks is lower than the standard rate of corporation tax in the UK of 30 per cent. (2004 - 30 per cent.). The differences are reconciled below:

	Period from 1 Feb 04 to 29 Jan 05 £000	Period from 2 Feb 03 to 31 Jan 04 £000

Profit on ordinary activities before taxation	8,677	1,193

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK	2,603	358
Disallowed expenses and non taxable income	17	10
Capital allowances in excess of depreciation	(175)	(467)
Depreciation on non-qualifying assets	1,169	1,114
Other short-term timing differences	(25)	(237)
Adjustments in respect of previous periods	1	225
Roll over capital gains	(1,187)	–

Total current tax (note 9(a))	2,403	1,003

(c)	Factors that may affect future tax charges

No provision has been made for deferred tax on the sale of properties where potentially taxable gains have been rolled over into replacement assets. Such tax would become payable only if the property were sold without it being possible to claim rollover relief. Rollover relief will be available if proceeds from the sale of the properties are fully reinvested into qualifying assets within a period of 12 months before, and three years after, the date of disposal. The total amount not provided for is £1,634,000. At present, it is not envisaged that any tax in respect to this issue will become payable in the foreseeable future.

(d)	Deferred tax

	29 Jan 05 £000	31 Jan 04 £000
Capital allowances in advance of depreciation	(11,838)	(11,854)
Short term timing differences	–	29

Provision for deferred taxation	(11,838)	(11,825)

£000
At 1 February 2004	(11,825)
Profit and loss account movement arising during the 52 weeks	(13)

At 29 January 2005	(11,838)

10.	TANGIBLE FIXED ASSETS

	Land and Buildings
	Freehold Property £000	Long term leasehold property £000	Leasehold improvements £000	Fixtures, fittings, tools and equipment £000	Total £000

Cost:
At 1 February 2004	129,961	39,506	30,330	80,782	280,579
Additions	—	—	5,276	4,615	9,891
Disposals	(646)	(3)	(35)	(516)	(1,200)
Transfers	—	—	679	(679)	—

At 29 January 2005	129,315	39,503	36,250	84,202	289,270

Depreciation:
At 1 February 2004	18,842	4,901	10,301	44,964	79,008
Provided during the 52 weeks	1,895	449	1,804	5,879	10,027
Disposals	—	—	(12)	(505)	(517)
Transfers	—	—	208	(208)	—

At 29 January 2005	20,737	5,350	12,301	50,130	88,518

Net book value:
At 29 January 2005	108,578	34,153	23,949	34,072	200,752

At 1 February 2004	111,119	34,605	20,029	35,818	201,571

11.	STOCKS

	29 Jan 05 £000	31 Jan 04 £000
Finished goods	46,384	41,416

There is no material difference between the value of stock included in the balance sheet and its replacement cost.

12.	DEBTORS

	29 Jan 05 £000	31 Jan 04 £000
Trade debtors	3,958	4,346
Amounts owed by group undertakings	16,215	19,085
Corporation tax repayable	2,100	4,351
Other debtors	395	648
Prepayment and accrued income	7,439	7,680

	30,107	36,110

13.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	29 Jan 05 £000	31 Jan 04 £000
Trade creditors	46,382	41,931
Amounts owed to group undertakings	85,224	191,725
Other taxation and social security	23,084	20,664
Other creditors	3,814	3,645
Accruals and deferred income	16,158	12,614

	174,662	270,579

14.	CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	29 Jan 05 £000	31 Jan 04 £000
Amounts owed to group undertakings	55,000	55,000

The above loans are repayable in 2012 and bear an interest rate of 12.33 per cent. per annum.

15.	PROVISIONS FOR LIABILITIES AND CHARGES

	Onerous contracts £000	Deferred taxation £000	Total £000
At 1 February 2004	2,911	11,825	14,736
Profit and Loss Account movement arising during the 52 weeks	1,435	13	1,448

At 29 January 2005	4,346	11,838	16,184

Onerous Contracts:

The provision for onerous contracts represents the estimated future rental obligations, net of sub-rental income, on vacated leasehold proper interests.

Deferred Tax:

Refer to note 9.

16.	COMMITMENTS UNDER OPERATING LEASES

At 29 January 2005 the company had annual commitments under non-cancellable operating leases as set out below:

	29 Jan 05		31 Jan 04
	Land and buildings £000	Other £000	Land and buildings £000	Other £000
Operating leases which expire:
Within one year	—	606	—	914
In two to five years	—	377	—	390
In over five years	21,062	—	19,287

	21,062	983	19,287	1,304

17.	SHARE CAPITAL

	29 Jan 05 £000	Authorizes 31 Jan 04 £000

Ordinary shares of £1 each	100	100

	Allotted, called up and fully paid
	29 Jan 05		31 Jan 04
	No.	£000	No.	£000
Ordinary shares of £1 each	100,000	100	100,000	100

18.	RECONCILIATION OF SHAREHOLDERS’ FUNDS AND MOVEMENT ON RESERVES

	Share capital £000	Profit and loss account £000	Total shareholders’ funds £000

At 2 February 2003	100	26,675	26,775
Loss for the 52 weeks	—	(345)	(345)

At 31 January 2004	100	26,330	26,430
Profit for the 52 weeks	—	6,261	6,261

At 29 January 2005	100	32,591	32,691

19.	CAPITAL COMMITMENTS

Amounts contracted for but not provided in the financial statements amounted to £1,914,000 (2004: £nil).

20.	PENSIONS

The company continues to account for pensions in accordance with SSAP24 and the disclosures given below are those required by that standard. FRS 17 “Retirement Benefits” is not mandatory for the company at present. However, phased transitional disclosures were required from 2 February 2002. These disclosures, to the extent not given in (a), are set out in 0 below.

(a)	UK Pension Schemes

The company operates a defined benefit pension scheme for its employees, providing benefits based on final pensionable pay. The assets of the scheme are held separately from those of the company, being invested in a pooled fund managed by independent investment managers and administered by independent trustees. Pension costs are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 1 April 2004, the results of which are as follows:

Main assumptions:
Rate of return on investments (% per annum)	6.64
Rate of salary increase (% per annum)	3.75
Rate of pension increase (% per annum)	2.50
Market value of scheme’s assets (£’000)	10,078
Level of funding, being the actuarial value of assets expressed as a percentage of the benefits accrued to members, after allowing for future salary increases	62.7%

The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions.

The company has increased its employer funding contribution rate from 10 per cent. to 12 per cent. of pensionable salaries as from 1 April 2004 (compared to a normal contribution rate of 8.4 per cent.), which is designed to eliminate the deficit in the scheme over the expected average remaining service lives of existing members. The contribution rate from 1 April 2005 will be increased to 14 per cent.

The company also operates a defined contribution pension scheme for certain other employees. The assets of the scheme are held separately from those of the company in an independently administered fund.

Total pension costs for the period under SSAP 24 are disclosed in note 5 to the financial statements.

Unpaid pension contributions outstanding with respect to the defined contribution scheme at period end were £41,995 (2004: £39,795). There were no unpaid contributions outstanding with respect to the defined benefit scheme at the period end (2004: nil).

(b)	FRS17 disclosures

The valuation used for FRS 17 disclosures has been based on the most recent actuarial valuation as at 1 April 2004 and updated by Mercer Human Resource Consulting to take account of the requirements of FRS 17 in order to assess the liabilities of the scheme at 29 January 2005, 31 January 2004 and 1 February 2003. Scheme assets are stated at their market value at the respective balance sheet dates.

	2005%	2004%	2003%
Main assumptions:
Rate of increase in salaries	3.5	4.0	3.5
Rate of increase in pensions in payment	2.6	2.5	2.0
Rate of increase in deferred pensions	2.9	2.8	2.0
Discount rate	5.4	5.6	5.3
Inflation assumption	2.9	2.8	2.0

The assets and liabilities of the scheme and the expected rate of return at 29 January are:

	2005		2004		2003
	Long-term rate of return expected %	Value £000	Long-term rate of return expected %	Value £000	Long-term rate of return expected %	Value £000

Equities	6.5	8,584	7.0	7,108	7.0	5,454
Bonds	5.0	3,129	5.6	2,427	4.8	818
Properties	6.5	—	7.0	—	7.0	280
Others	4.0	389	4.0	196	4.0	400

Total market value of assets		12,102		9,731		6,952

Present value of scheme liabilities		(22,540)		(19,010)

Pension liability before deferred tax		(10,438)		(9,279)
Related deferred tax asset		3,131		2,784

Net pension liability		(7,307)		(6,495)

An analysis of the defined benefit cost for the year ended 29 January is as follows:

	2005 £000	2004 £000

Current service cost	(953)	(774)

Total operating charge	(953)	(774)

Other finance costs: Expected return on pension scheme assets	687	498
Other finance costs: Interest on pension scheme liabilities	(1,100)	(832)

Total other finance income	(413)	(334)

Actual return less expected return on pension scheme assets	302	1,011
Experience (losses)/profits arising on scheme liabilities	(240)	(71)
Gain/(loss) arising from changes in assumptions underlying the present value of scheme liabilities	(852)	(1,607)

Actuarial losses recognised in the statement of total recognised gains and losses	(790)	(667)

Analysis of movements in deficit during the 52 weeks

	2005 £000	2004 £000

At 1 February	(9,279)	(8,371)
Total operating charge	(953)	(774)
Total other finance income	(413)	(334)
Actuarial losses recognised in the statement of total recognised gains and losses	(790)	(667)
Contributions	997	867

At 29 January	(10,438)	(9,279)

History of experience gains and losses:

	2005	2004	2003
Difference between expected return and actual return on pension scheme assets
- amount (£000)	302	1,011	(2,463)
- % of scheme assets	2.5	10.4	(35.4)
Experience (losses)/gains arising on scheme liabilities
- amount (£000)	(240)	(71)	358
- % of the present value of scheme liabilities	(1.1)	(0.4)	2.3
Total actuarial losses recognised in the statement of total recognized gains and losses
- amount (£000)	(790)	(667)	(5,372)
- % of the present value of scheme liabilities	(3.5)	(3.5)	(35.1)

Reconciliations of net assets and reserves under FRS 17

Net assets

	2005 £000	2004 £000	2003 £000

Net assets as stated in balance sheet	32,691	26,430	26,775
FRS 17 pension liability	(7,307)	(6,495)	(5,860)

Net assets/(liabilities) including defined benefit asset	25,384	19,935	20,915

Reserves

	2005 £000	2004 £000	2003 £000

Profit and loss reserve as stated in balance sheet	32,591	26,330	26,675
FRS 17 pension liability	(7,307)	(6,495)	(5,860)

Profit and loss reserve including amounts relating to defined benefit asset	25,284	19,835	20,815

21.	PRIOR YEAR ADJUSTMENT

The profit and loss account has been restated for a change in accounting policy impacting Turnover and Cost of sales. During the year the group altered its accounting policy for the treatment of vendor coupons and as a result turnover and costs of sales are now shown net of the value of coupons. The prior year amounts for Turnover and Cost of sales have been restated by £25,021,000 to accord with this new policy. There is no impact to the profit for the period.

22.	IMMEDIATE AND ULTIMATE PARENT COMPANY

The company’s ultimate parent undertaking and controlling party is Toys ‘R’ Us LLC, a company incorporated in the United States of America. The largest group in which the results of the company are consolidated is that headed by Toys ‘R’ Us LLC. The consolidated financial statements are available from Toys ‘R’ Us LLC, 1 Geoffrey Way, Wayne, New Jersey 07470, United States of America.

The smallest group in which the results of the company are consolidated is that headed by Toys ‘R’ Us Holdings Limited, a public limited company registered in England. Copies of those financial statements are available from Toys ‘R’ Us Holdings Limited, Mitre House, 160 Aldersgate Street, London EC1A 4DD.